UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2011
Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-05375

PA (State or other jurisdiction of incorporation)	23-1292472 (IRS Employer Identification No.)
1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)
(215) 942-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.
     On May 24, 2011, Pulse Electronics filed a Current Report on Form 8-K (the “Initial Report”) to report preliminary results for each item voted on at the company’s annual shareholders meeting held on May 18, 2011 (the “Annual Meeting”). This amendment is being filed to announce the final voting results from the Annual Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As previously disclosed in the Initial Report, amendments to Pulse’s Articles of Incorporation and By-Laws were approved at the Annual Meeting. The amended and restated Articles of Incorporation and the amended and restated By-Laws were attached to the Initial Report as Exhibits 3.1 and 3.3 respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The final results for each item voted on at the Annual Meeting are set forth below.
1) Approve amendments to our Articles of Incorporation and By-Laws to provide for plurality voting in contested director elections.
     The amendments to the company’s Articles and Incorporation and By-Laws were approved by the following vote:

For	Against	Abstain	Broker Non-Votes
32,925,340	394,900	144,577	615,160
2) Elect six directors for a one year term.
     The company’s nominees — Justin C. Choi, Steven G. Crane, Howard C. Deck, Ralph E. Faison, C. Mark Melliar-Smith and Lawrence P. Reinhold — were elected as directors by the following vote:

For (Votes)
C. Mark Melliar-Smith	30,138,284
Howard C. Deck	30,138,284
Ralph E. Faison	30,138,284
Justin C. Choi	30,138,285
Steven G. Crane	30,138,284
Lawrence P. Reinhold	30,138,284
Timothy E. Brog	616,559
James Dennedy	18,964,944

3) Provide an advisory vote on executive compensation.
     Shareholders voted in favor of the company’s executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
28,608,097	1,644,189	2,734,203	1,093,488
4) Provide an advisory vote on the frequency of holding an advisory vote on executive compensation.
     Shareholders voted for a one-year frequency as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
27,123,324	483,239	3,292,727	2,087,194	1,093,493

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation
Date: June 2, 2011	By:	/s/ Brian E. Morrissey
Brian E. Morrissey
Vice President of Law and Corporate Secretary